Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT, dated as of October 3, 2016, to the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1, 2015, among HWC Wire & Cable Company (“Borrower Agent”), Vertex Corporate Holdings, Inc. (“Vertex Holdings”), Vertex-PFI, Inc. (“Vertex-PFI”), PFI, LLC (“PFI, LLC” and together with Borrower Agent, Vertex Holdings and Vertex-PFI, individually a “Borrower” and collectively “Borrowers”), Houston Wire & Cable Company (“Guarantor”), the lenders or lender named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”), as agent for said Lenders (Bank of America, in such capacity, “Agent”). Said Fourth Amended and Restated Loan and Security Agreement, as amended and modified by this First Amendment to Fourth Amended and Restated Loan and Security Agreement and as may be further amended and modified from time to time, is hereinafter referred to as the “Loan Agreement.” The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

WHEREAS, Lenders, Agent and Borrowers desire to make certain amendments and modifications to the Loan Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.          Amended and Additional Definitions. The definitions of “Accounts Formula Amount”, “Applicable Margin”, “Borrowing Base” and “Inventory Formula Amount” contained in Section 1.1 of the Loan Agreement are hereby deleted and the following are inserted in their stead. The new definitions of “FILO Account Percentage”, “FILO Amount”, “FILO Applicable Manager”, “FILO Borrowing Base”, “FILO Inventory Percentage”, “First Amendment”, “First Amendment Effective Date”, “Modified Availability”, “Vertex Acquisition”, “Vertex Acquisition Conditions”, “Vertex Eligible Accounts”, “Vertex Eligible Foreign Accounts”, “Vertex Eligible Inventory”, “Vertex Entities”, “Vertex Field Exam Completion Date” and “Vertex Inventory Field Exam and Appraisal Completion Date” are hereby inserted into Section 1.1 of the Loan Agreement in appropriate alphabetical order.

Accounts Formula Amount: the sum of (x) 85% of the Value of Eligible Accounts (other than Vertex Eligible Accounts), plus (y) 85% of the Value of Eligible Foreign Accounts (other than Vertex Eligible Foreign Accounts), provided that the aggregate Value of Eligible Foreign Accounts and Vertex Eligible Foreign Accounts shall not exceed $1,500,000; plus (z) 80% of the Value of Vertex Eligible Accounts; plus (aa) 80% of the Value of Vertex Eligible Foreign Accounts; provided that upon the Vertex Field Exam Completion Date, if Agent determines in its reasonable credit judgment that the credit profiles of the Vertex Eligible Accounts and/or the Vertex Eligible Foreign Accounts are substantially equivalent to the other Eligible Accounts and/or Eligible Foreign Accounts of Borrower Agent, then Vertex Eligible Accounts and Vertex Eligible Foreign Accounts shall be included within clause (x) or (y) as applicable and clauses (z) and (aa) shall be excluded from the calculation of Accounts Formula Amount.

Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by average Modified Availability for the most recently ended Fiscal Quarter:

Level	Modified Availability	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> $40,000,000	0.00%	1.00%

II	< $40,000,000, but > $25,000,000	0.00%	1.25%

III	< $25,000,000	0.00%	1.50%

From the First Amendment Effective Date until December 31, 2016, margins shall be determined based on Level III. Thereafter, the margins shall be subject to increase or decrease to Levels I, II or III, as applicable, upon the first day of each Fiscal Quarter.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the L/C Reserve; or (b) sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the FILO Borrowing Base, minus the Availability Reserve.

FILO Borrowing Base: on any date of determination, the lesser of (a) the sum of (i) the FILO Account Percentage multiplied by the Value of Eligible Accounts, Eligible Foreign Accounts, Vertex Eligible Accounts and Vertex Eligible Foreign Accounts of Borrowers plus (ii) the FILO Inventory Percentage multiplied by the Value of Eligible Inventory, Eligible In-transit Inventory and Vertex Eligible Inventory and (b) the FILO Amount.

FILO Account Percentage: during each applicable period set forth below, the percentage set forth opposite such period:

Applicable Period	FILO Account Percentage
Closing Date through March 31, 2017	5.00%
April 1 – June 30, 2017	4.44%
July 1 – September 30, 2017	3.89%
October 1 – December 31, 2017	3.33%
January 1 – March 31, 2018	2.78%
April 1 – June 30, 2018	2.22%
July 1 – September 30, 2018	1.67%
October 1 – December 31, 2018	1.11%

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Applicable Period	FILO Account Percentage
January 1 – March 31, 2019	0.56%
From and after March 31, 2019	0.00%

FILO Inventory Percentage: during each applicable period set forth below, the percentage set forth opposite such period:

Applicable Period	FILO Inventory Percentage
Closing Date through March 31, 2017	3.52%
April 1 – June 30, 2017	3.13%
July 1 – September 30, 2017	2.74%
October 1 – December 31, 2017	2.35%
January 1 – March 31, 2018	1.96%
April 1 – June 30, 2018	1.56%
July 1 – September 30, 2018	1.17%
October 1 – December 31, 2018	0.78%
January 1 – March 31, 2019	0.39%
From and after March 31, 2019	0.00%

FILO Amount: during each applicable period set forth below, the amount set forth opposite such period:

Applicable Period	FILO Amount
Closing Date through March 31, 2017	$5,000,000
April 1 – June 30, 2017	$4,444,444
July 1 – September 30, 2017	$3,888,889
October 1 – December 31, 2017	$3,333,333
January 1 – March 31, 2018	$2,777,778
April 1 – June 30, 2018	$2,222,222
July 1 – September 30, 2018	$1,666,667
October 1 – December 31, 2018	$1,111,111
January 1 – March 31, 2019	$555,556
From and after March 31, 2019	$0

FILO Applicable Margin: (x) with respect to FILO Loans that are Base Rate Revolving Loans, one and one-half percent (1.5%) and (y) with respect to FILO Loans that are LIBOR Revolving Loans, two and one-half percent (2.5%).

FILO Loans: as defined in Section 2.1.8.

First Amendment: that certain First Amendment to Loan and Security Agreement dated as of September __, 2016 by and among the Agent, Lenders and Borrowers and consented to by Guarantor.

First Amendment Effective Date: as defined in Section 11 of the First Amendment.

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Inventory Formula Amount: the sum of (x) the lesser of (i) 70% of the Value of Eligible Inventory (other than Vertex Eligible Inventory); or (ii) 90% of the NOLV Percentage of the Value of Eligible Inventory (other than Vertex Eligible Inventory), plus (y) the lesser of (i) 70% of the Value of Eligible In Transit Inventory (other than Vertex Eligible Inventory) or (ii) 90% of the NOLV Percentage of the Value of Eligible In Transit Inventory (other than Vertex Eligible Inventory) plus (z) 50% of the Value of Vertex Eligible Inventory, provided that if Agent determines in its reasonable credit judgment that the credit profiles of the Vertex Eligible Inventory and/or in-transit Inventory of the Vertex Entities are substantially equivalent to the other Eligible Inventory or Eligible In-Transit Inventory of Borrower Agent, then Vertex Eligible Inventory and in-transit Inventory of the Vertex Entities shall be included within clause (x) or (y), as applicable, and clause (z) shall be excluded from the calculation of Inventory Formula Amount; provided, further, that in-transit Inventory of the Vertex Entities shall not be Eligible In-Transit Inventory until the Vertex Field Exam and Appraisal Completion Date.

Modified Availability: on any date: (a) Availability on such date; minus (b) the FILO Borrowing Base on such date.

Vertex Acquisition Conditions: as defined in Section 4 of the First Amendment.

Vertex Acquisition: the acquisition of one hundred percent (100%) of the Equity Interests of Vertex Holdings by Borrower Agent.

Vertex Eligible Accounts: Accounts of Vertex Entities that satisfy the criteria for Eligible Accounts.

Vertex Eligible Foreign Accounts: Eligible Foreign Accounts of Vertex Entities.

Vertex Eligible Inventory: Inventory of Vertex Entities that satisfies the criteria for Eligible Inventory.

Vertex Entities: individually and/or collectively, Vertex Corporate Holdings, Inc., Vertex-PFI, Inc. and PFI, LLC.

Vertex Field Exam Completion Date: the date on which Agent concludes its field exam of the Vertex Entities’ books and records and Accounts, the results of which are reasonably satisfactory to Agent.

Vertex Inventory Field Exam and Appraisal Completion Date: the date on which Agent concludes its field exam and appraisal of the Vertex Entities’ books and records and Inventory, the results of which are satisfactory to Agent.

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2.          FILO Loans. The following is inserted into the Loan Request as Section 2.1.8:

2.1.8. FILO Loans. All Revolver Loans at any time outstanding under this Agreement, up to an aggregate principal amount equal to the FILO Amount at such time, shall be deemed to be FILO Loans (“FILO Loans”), regardless of whether such Revolver Loans are borrowed, repaid or reborrowed at any time and from time to time. If on any date of determination, the aggregate principal amount of Revolver Loans outstanding is less than or equal to the aggregate principal amount equal to the FILO Amount on such date, then all Revolver Loans outstanding on such date shall constitute FILO Loans.

3.          Rates of Payment. Section 3.1.1(a) is hereby deleted and the following is inserted in its place.

3.1.1.      Rates and Payment of Interest.

(a)     The Obligations shall bear interest (i) (x) if a Base Rate Loan (other than a FILO Loan that is a Base Rate Loan), at the Base Rate in effect from time to time, plus the Applicable Margin and (y) if a FILO Loan that is a Base Rate Loan at the Base Rate in effect from time to time, plus the FILO Applicable Margin; (ii) (x) if a LIBOR Loan (other than a FILO Loan that is a LIBOR Loan), at LIBOR for the applicable Interest Period, plus the Applicable Margin and (y) if a FILO Loan that is a LIBOR Loan at LIBOR for the Applicable Interest Period plus the FILO Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

4.          Consent to Vertex Acquisition. Agent and Lenders hereby consent to Borrower Agent consummating the Vertex Acquisition so long as each of the following conditions precedent (collectively, the “Vertex Acquisition Conditions”) have been fulfilled to the reasonable satisfaction of Agent: (i) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or would occur as a result thereof; (ii) Availability immediately after the consummation of the Vertex Acquisition will not be less than $20,000,000; (iii) all conditions precedent to the consummation of the Vertex Acquisition shall have been satisfied in all material respects; (iv) the purchase price (subject to working capital adjustments) payable in connection with the Vertex Acquisition shall not exceed $32,300,000 (or such greater amount as agreed to by Agent) and (v) Agent shall have received a copy of the purchase agreement with respect to the Vertex Acquisition, certified as true and correct by Borrower Agent, and such other agreements, documents, and instruments as Agent may reasonably request and the form and substance of such documents shall be acceptable to Agent in its reasonable credit judgment.

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5.          Joinder of Vertex Entities as Borrowers.

(i)          Assumption by Vertex Entities. (a) Each Vertex Entity hereby expressly assumes, confirms and agrees to perform and observe each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, duties and liabilities of a Borrower under the Loan Agreement and under any Loan Document executed and delivered or furnished, or to be executed and delivered or furnished, by any Borrower in connection therewith, and to be bound by all waivers made by any Borrower with respect to any matter set forth therein.

(b)         All references to a Borrower in any Loan Document or any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to include references to each Vertex Entity, except for references to a Borrower relating to periods prior to the date hereof.

(ii)         Representations and Warranties. Each Vertex Entity hereby accepts and assumes all obligations and liabilities of Borrowers related to each representation or warranty made by Borrowers in the Loan Agreement or any other Loan Document and hereby expressly affirms, on the date hereof, for the benefit of Lenders and Agent, each of such representations and warranties. Each Vertex Entity hereby further represents and warrants and reaffirms that each representation and warranty made by it as a Borrower in the Loan Agreement is true and correct as of the date hereof. Each such representation and warranty is incorporated by reference herein in its entirety.

(iii)        Security Interest. Without in any way limiting the generality of the terms and provisions of this Joinder Agreement or the provisions of Section 7.1 of the Loan Agreement, to secure the prompt payment and performance of all Obligations, each Vertex Entity hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Vertex Entity, other than Real Estate, including all of the following Property, whether now owned or hereafter acquired, and wherever locate:

(a)         Accounts;

(b)         all Chattel Paper, including electronic chattel paper;

(c)         all Commercial Tort Claims;

(d)         all Deposit Accounts;

(e)         all Documents;

(f)          all General Intangibles, including Intellectual Property;

(g)         all Goods, including Inventory, Equipment and fixtures;

(h)         all Instruments;

(i)          all Investment Property;

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(j)          all Letter-of-Credit Rights;

(k)         all Supporting Obligations;

(l)          all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)        all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)         all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding the foregoing, Collateral shall not include: (1) any licenses or permits, the encumbrance of which would violate any law, statute or regulation; or (2) any material contract rights (including, without limitation, any contracts or leases), the encumbrance of which would violate the terms of the agreements establishing such rights; provided that the applicable Vertex Entity shall use reasonable good faith efforts to obtain any necessary consent to enable any such contract right to be included within the Collateral.

(iv)        Further Assurances. At any time and from time to time, upon any Lender’s or Agent’s request and at the sole expense of the Vertex Entities, each Vertex Entity will promptly duly execute and deliver any and all further instruments and documents (including, without limitation, security agreements, financing statements, mortgages and the like) and will take such further action as such Lender or Agent may reasonably deem necessary to effect the purposes of this Agreement.

6.          In-Eligible Accounts of the Vertex Entities. Prior to the Vertex Field Exam Completion Date, the percentage of the Vertex Entities’ Accounts that are not Eligible Accounts shall be deemed to be 10%.

7.          Schedules. Attached hereto are updated Schedules to the Loan Agreement that reflect the consummation of the Vertex Acquisition.

8.          Deposit Account Control Agreement. (a) Borrowers covenant that not later than thirty (30) days after the First Amendment Effective Date, Borrowers shall be in compliance with Sections 7.2.1 and 8.5 of the Loan Agreement with respect to all Deposit Accounts of the Vertex Entities.

(b)         Depository Bank. Within 270 days (or such longer period as agreed to by Agent) after the First Amendment Effective Date, Borrower shall cause each of the Vertex entities to maintain Bank of America as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other deposit accounts fund for all Cash Management Services.

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9.          Field Exam and Appraisals. Borrowers agree to use their commercially reasonable best efforts to enable Agent to complete its field exam and appraisal of the Vertex Entities’ books and records and Collateral within thirty (30) days after the consummation of the Vertex Acquisition.

10.         Amendment Fee. In order to induce Agent and Lenders to enter into this First Amendment, Borrowers agree to pay to Agent for the ratable benefit of Lenders an amendment fee of $50,000. Such fee shall be due and payable and shall be deemed fully earned and non-refundable on the First Amendment Effective Date.

11.         Conditions Precedent. This First Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(i)          The Vertex Acquisition Conditions have been satisfied and the Vertex Acquisition shall have been consummated;

(ii)         Borrowers, Guarantor, Agent and Lenders shall have executed and delivered to each other this First Amendment;

(iii)        Each Vertex Entity shall have delivered to Agent a Certificate of Secretary of such Vertex Entity, together with true and correct copies of the Certificate of Incorporation and By-laws, or the Certificate of Formation and Operating Agreement, of such Vertex Entity, true and correct copies of the Resolutions of the Board of Directors of such Vertex Entity authorizing or ratifying the execution, delivery, and performance of this First Amendment, and the names of the officers of such Vertex Entity authorized to sign this First Amendment, together with a sample of the true signature of each such officer; and

(iv)        Borrower shall have paid to the Agent for the ratable benefit of Lenders the amendment fee referred to in Section 10 of this First Amendment.

The date on which each of such conditions precedent are satisfied or waived is hereinafter referred to as the First Amendment Effective Date.

12.         Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

13.         Governing Law. This First Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

14.         Counterparts. This First Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

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(Signature Page to First Amendment to Fourth Amended
and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, this First Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as a Borrower

By:	/s/ Nicol G. Graham
Name:	Nicol G. Graham
Title:	Chief Financial Officer, Treasurer and Secretary

VERTEX CORPORATE HOLDINGS, INC., as a Borrower

By:	/s/ James L. Pokluda III
Name:	James L. Pokluda III
Title:	President and Chief Executive Officer

VERTEX-PFI, INC., as a Borrower

By:	/s/ James L. Pokluda III
Name:	James L. Pokluda III
Title:	President and Chief Executive Officer

PFI, LLC, as a Borrower

By:	/s/ James L. Pokluda III
Name:	James L. Pokluda III
Title:	President and Chief Executive Officer

(Signature Page to First Amendment to Fourth Amended
and Restated Loan and Security Agreement)

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Philip Nomura
Name:	Philip Nomura
Title:	Senior Vice President

(Signature Page to First Amendment to Fourth Amended
and Restated Loan and Security Agreement)

ACCEPTED AND AGREED
to this 3rd day of October, 2016:

HOUSTON WIRE & CABLE COMPANY, as Guarantor

By:	/s/ James L. Pokluda III
Name:	James L. Pokluda III
Title:	President and Chief Executive Officer